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                                                                EXHIBIT 23.14



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-03737) and related Prospectus of PriCellular Corporation for the registration of 3,600,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated May 21, 1996, with respect to the financial statements of Horizon Cellular Telephone Company of Monongalia, L.P. included in the Current Report on Form 8-K of PriCellular Corporation dated June 18, 1996, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 26, 1996